Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Background

The unaudited pro forma condensed consolidated financial statements of Shell Midstream Partners, L.P. (“we,” “us,” “our” or “the Partnership”) as of and for the nine months ended September 30, 2015 and for the years ended December 31, 2014, 2013, and 2012 are based upon our historical audited and unaudited financial statements and those of Mars Oil Pipeline Company, L.P. (“Mars”), Bengal Pipeline Company LLC (“Bengal”), Poseidon Oil Pipeline Company, L.L.C. (“Poseidon”) and the Shell Auger and Lockport Operations (“Auger & Lockport”). The Auger & Lockport operations include a crude oil pipeline system located in the Gulf of Mexico (Auger), a crude oil storage terminal located southwest of Chicago (Lockport) and related property, plant and equipment.

In conjunction with our Initial Public Offering (“IPO”) on November 3, 2014, we acquired a 43.0% ownership interest in Zydeco Pipeline Company LLC (“Zydeco”), a 28.6% equity interest in Mars, a 49.0% equity interest in Bengal and a 1.612% interest in Colonial Pipeline Company (“Colonial”) from Shell Pipeline Company LP (“SPLC”).

Predecessor Accounting Periods

References to the Partnership or other expressions defined above for time periods prior to November 3, 2014 refer to our predecessor for accounting purposes (“Predecessor”). The Predecessor’s financial results included in our condensed consolidated statements of income and condensed consolidated statements of cash flows contain the financial results of the following predecessor entities for the time periods indicated.

For the accounting periods prior to and through June 30, 2014, the Predecessor’s financial results are those of the crude oil pipeline system from Houston, Texas to Houma, Louisiana (“Ho-Ho”), wholly owned by SPLC.

On July 1, 2014, SPLC formed Zydeco to receive the fixed assets and certain agreements of Ho-Ho and other related fixed assets of SPLC. For the accounting periods from July 1, 2014 through November 2, 2014, the Predecessor’s financial results are those of Zydeco.

Post-IPO Transactions

On May 12, 2015, we acquired an additional 19.5% ownership interest in Zydeco and an additional 1.388% interest in Colonial from SPLC for $448.0 million. The transaction closed on May 18, 2015, with an effective date of April 1, 2015. To fund the acquisition, we entered into a common unit purchase agreement with certain institutional investors to sell 7,692,308 common units representing limited partner interests in a private placement for net proceeds of $297.2 million ($300 million, net of $2.8 million in placement agent fees and expenses). The remaining balance of the funding was provided by $70.8 million in borrowings from our existing five-year revolving credit facility agreement (“Five Year Revolver”) with our affiliate, Shell Treasury Center (West) Inc. (“STCW”) and $80.0 million of cash on hand.

On July 1, 2015, we acquired a 36.0% equity interest in Poseidon from Equilon Enterprises LLC, d/b/a Shell Oil Products US (“SOPUS”) for $350.0 million. In connection with the acquisition of SOPUS’ 36.0% interest in Poseidon, we entered into a $100.0 million revolving credit facility agreement (“364 Day Revolver”) with STCW as lender. The 364 Day Revolver was set to mature on June 29, 2016. The Poseidon acquisition was funded with borrowings of $100 million under the 364 Day Revolver and $250.0 million from the Five Year Revolver.

In preparation for its sale of the Auger & Lockport business to us, on October 1, 2015 SPLC contributed all but the working capital of Auger & Lockport to Pecten Midstream LLC (“Pecten”), a wholly owned subsidiary of SPLC. On November 11, 2015 (effective October 31, 2015), we acquired a 100% interest in Pecten from SPLC for $390.0 million, subject to certain adjustments. We funded this acquisition with a combination of a public issuance of common units, the issuance of additional general partner units to our general partner, borrowings under our 364 Day Revolver and cash on hand.

On November 11, 2015, the Partnership and STCW amended and restated the 364 Day Revolver to increase the borrowing capacity amount from $100.0 million to $180.0 million, with an option exercisable by the Partnership to further increase the commitment by up to an additional $200.0 million, which expires on November 18, 2015. The Partnership also agreed to an additional issuance fee of $0.1 million to be paid within five business days. The 364 Day Revolver was amended to mature on November 10, 2016. All other terms and conditions of the agreement were unchanged. On November 17, 2015, we borrowed $37.4 million on our 364 Day Revolver to help fund the acquisition of the Acquired Business.

To fund the acquisition, we also offered 9,200,000 common units at a price of $32.54 per unit representing limited party interests in a public offering for net proceeds of $297.1 million ($299.4 million, net of $2.2 million in offering expenses). The common units issued included an additional 1,200,000 units purchased at $32.54 per unit by the underwriter. Our general partner received 187,755 general partner units to maintain its 2.0% general partner interest in exchange for a $6.1 million reduction of the purchase price. The balance of the acquisition was funded with cash on hand.

Basis of Presentation

Pro Forma Financial Statements

The unaudited pro forma condensed consolidated balance sheet as of September 30, 2015 has been prepared as though the post-IPO transaction related to the Auger & Lockport business occurred on September 30, 2015. The unaudited pro forma condensed consolidated statement of income for the nine months ended September 30, 2015 has been prepared as though the above Post-IPO transactions occurred on January 1, 2014.

The unaudited pro forma condensed consolidated statement of income for the year ended December 31, 2014 has been prepared as though the above post-IPO transactions as well as the acquisitions of interests in Mars, Bengal, Zydeco and Colonial occurred on January 1, 2014. To account for the Partnership’s formation on November 3, 2014, activity before that date is attributed to our Predecessor. Pro forma adjustments were not applied to the unaudited pro forma condensed consolidated statements of income for the years ended December 31, 2013 and 2012, as the presentation of pro forma transactions cannot meaningfully or accurately depict what operating results would have been had the post-IPO transactions occurred at a date earlier than January 1, 2014.

The unaudited pro forma condensed consolidated financial statements also reflect the following significant assumptions and transactions:

•	$37.4 million in additional borrowings from our credit facilities and resulting interest expense;

•	the consummation of a public offering and the issuance of 9,200,000 common units representing limited partner interests for net proceeds of $297.1 million;

•	net distribution of $383.9 million, representing a gross purchase price of $390.0 million (described in Post-IPO Transactions above) less the $6.1 million regarding value of 187,755 general partner units at $32.54 per unit issued to our general partner to maintain its 2.0% interest ; and

•	other operating and general and administrative expenses as indicated in the notes to our pro forma financial statements.

The unaudited pro forma condensed consolidated financial statements should be read in conjunction with our historical audited and unaudited financial statements and those of Mars, Bengal, Poseidon and Auger & Lockport as well as the related notes set forth or incorporated by reference in this Form 8-K.

The adjustments to the historical audited and unaudited financial statements are based upon currently available information and certain estimates and assumptions. Actual effects of these transactions will differ from the pro forma adjustments. The unaudited pro forma condensed consolidated financial statements are not necessarily indicative of the results that would have occurred if the transaction had been completed on the dates indicated or what could be achieved in the future. However, we believe the assumptions provide a reasonable basis for presenting the significant effects of the transactions as contemplated and the pro forma adjustments are factually supportable, give appropriate effect to the expected impact of events directly attributable to the conveyance, and reflect those items expected to have a continuing impact on the Partnership for purposes of the unaudited pro forma condensed consolidated statement of income.

Financial Statements of the Partnership

Zydeco is consolidated within our financial statements as a subsidiary. We obtained control of Zydeco on the date of our IPO via a voting agreement with SPLC through which we have voting power over the ownership interests retained by SPLC in Zydeco. The ownership interest in Zydeco retained by SPLC is reflected as noncontrolling interest in our consolidated financial statements.

The equity investments in Mars, Bengal and Poseidon are recorded at SPLC’s historical book value as the transactions in which these investments were transferred or sold to the Partnership were transactions between entities under common control. Such transactions are accounted for prospectively at the time of the contribution under the equity method of accounting. The investment in Colonial is accounted for prospectively at the time of contribution using the cost method of accounting.

The acquisition of the Auger & Lockport business was deemed a transaction among entities under common control and a change in reporting entity. Transfers of net assets between entities under common control are accounted for as if the transfer occurred at the beginning of the period, and prior periods will be retrospectively adjusted to present comparative information similar to the pooling of interests method.

Shell Midstream Partners, L.P.

Unaudited Pro Forma Consolidated Balance Sheet

As of September 30, 2015

	Shell Midstream Partners, L.P.	Auger & Lockport (a)	SPLC Retention of Working Capital (g)	Pro Forma Adjustments		Shell Midstream Partners, L.P. Pro Forma
ASSETS
Current assets
Cash and cash equivalents	$117.5	$—	$—	$297.1	(d)	$68.0
				37.4	(e)
				(0.1	) (e)
				(383.9	) (f)
Accounts receivable – third parties, net	16.2	2.4	(2.4)	—		16.2
Accounts receivable – related parties	3.8	5.2	(5.2)	—		3.8
Allowance oil	4.6	1.1	(1.1)	—		4.6
Prepaid expenses	1.3	0.7	(0.7)	—		1.3

Total current assets	143.4	9.4	(9.4)	(49.5)		93.9
Equity method investments	186.7	—	—	—		186.7
Property, plant and equipment, net	271.8	95.5	—	—		367.3
Other assets	6.8	—	—	0.1	(e)	6.9

Total assets	$608.7	$104.9	$(9.4)	$(49.4)		$654.8

LIABILITIES
Current liabilities
Accounts payable – third parties	$0.2	$0.6	$(0.6)	$—		$0.2
Accounts payable – related parties	5.9	—	—	—		5.9
Debt payable – related party	420.8	—	—	37.4	(e)	458.2
Deferred revenue – third parties	6.5	—	—	—		6.5
Deferred revenue – related parties	6.2	—	—	—		6.2
Accrued liabilities – third parties	11.1	2.4	(2.4)	—		11.1
Accrued liabilities – related parties	1.3	—	—	—		1.3

Total current liabilities	452.0	3.0	(3.0)	37.4		489.4
Asset retirement obligations	—	1.3	—	—		1.3

Total liabilities	452.0	4.3	(3.0)	37.4		490.7
EQUITY
Common unitholders – public	1,330.4	—	—	297.1	(d)	1,627.5
Common unitholder – SPLC	(133.9)	—	—	—		(133.9)
Subordinated unitholder – SPLC	(421.2)	—	—	—		(421.2)
General Partner – SPLC	(722.7)	—	—	(383.9	) (f)	(1,012.4)
				94.2	(h)

Total partners’ capital	52.6	—	—	7.4		60.0
Noncontrolling interest	104.1	—	—	—		104.1
Net Parent Investment	—	100.6	(6.4)	(94.2	) (h)	—

Total Equity	156.7	100.6	(6.4)	(86.8)		164.1

Total liabilities and equity	$608.7	$104.9	$(9.4)	$(49.4)		$654.8

See accompanying notes to unaudited pro forma consolidated financial statements.

Shell Midstream Partners, L.P.

Unaudited Pro Forma Consolidated Statement of Operations

Nine Months Ended September 30, 2015

	Shell Midstream Partners, L.P.	Zydeco & Colonial (c)	Poseidon (b)	Auger & Lockport (a)	Pro Forma Adjustments		Shell Midstream Partners, L.P. Pro Forma
Revenue
Third parties	$145.3	$—	$—	$19.8	$—		$165.1
Related parties	36.4	—	—	40.4	—		76.8

Total revenue	181.7	—	—	60.2	—		241.9
Costs and expenses
Operations and maintenance – third party	23.8	—	—	8.2	0.2	(i)	32.8
					0.6	(j)
Operations and maintenance – related party	10.9	—	—	3.3	0.4	(i)	16.0
					1.4	(j)
General and administrative – third party	6.6	—	—	0.2	—		6.8
General and administrative – related party	14.7	—	—	3.1	—		17.8
Depreciation and accretion	10.4	—	—	5.6	—		16.0
Property and other taxes	7.1	—	—	0.5	—		7.6

Total costs and expenses	73.5	—	—	20.9	2.6		97.0

Operating Income	108.2	—	—	39.3	(2.6)		144.9

Income from equity investments	47.4	—	15.7	—	—		63.1
Dividend income from investment	6.6	1.4	—	—	—		8.0
Other income	1.1	—	—	—	—		1.1

Income from other investments	55.1	1.4	15.7	—	—		72.2
Interest expense, net	2.2	—	—	—	3.4	(o)	5.6

Income before income taxes	161.1	1.4	15.7	39.3	(6.0)		211.5
Income tax expense	—	—	—	—	—		—

Net income	161.1	1.4	15.7	39.3	(6.0)		211.5
Less: Net income attributable to noncontrolling interests	51.0	(6.1)	—	—	—		44.9

Net income attributable to the Partnership	$110.1	$7.5	$15.7	$39.3	$(6.0)		$166.6

General partner’s interest in net income	$2.7						$32.4
Limited partners’ interest in net income	$107.4						$134.2
Net income per Limited Partner Units – Basic and Diluted (in dollars)
Common units	$0.77						$0.88
Subordinated units	$0.77						$0.88
Weighted average Limited Partner Units outstanding – Basic and Diluted
Common units	72,631,450						84,367,376
Subordinated units	67,475,068						67,475,068

See accompanying notes to unaudited pro forma consolidated financial statements.

Shell Midstream Partners, L.P.

Unaudited Pro Forma Consolidated Statement of Operations

Year Ended December 31, 2014

		IPO Transactions				Post-IPO Transactions
		Nine Months Ended September 30, 2014		Equity in Earnings Oct 1 - Nov 2, 2014 (p)	Colonial Investment Jan 1 - Nov 2, 2014 (q)	Additional Interest in Zydeco & Colonial (c)	Poseidon (b)	Auger & Lockport (a)	Pro Forma Adjustments		Shell Midstream Partners, L.P. Pro Forma
	Shell Midstream Partners, L.P.	Mars (p)	Bengal (p)
	(in millions, except per unit data)
Revenue
Third parties	$136.9	$—	$—	$—	$—	$—	$—	$18.1	$—		$155.0
Related parties	45.5	—	—	—	—	—	—	49.8	—		95.3

Total revenue	182.4	—	—	—	—	—	—	67.9	—		250.3
Costs and expenses
Operations and maintenance – third party	31.0	—	—	—	—	—	—	10.6	0.5	(i)	44.2
									1.7	(k)
									0.4	(j)
Operations and maintenance – related party	16.0	—	—	—	—	—	—	5.7	0.8	(i)	22.9
									(1.5	) (k)
									1.9	(j)
Loss (gain) from disposition of fixed assets	0.2	—	—	—	—	—	—	—	—		0.2
General and administrative – third party	3.2	—	—	—	—	—	—	0.2	1.1	(l)	4.5
General and administrative – related party	13.6	—	—	—	—	—	—	3.4	7.1	(m)	23.6
									(0.5	) (n)
Depreciation and accretion	11.6	—	—	—	—	—	—	6.8	—		18.4
Property and other taxes	5.5	—	—	—	—	—	—	0.7	—		6.2

Total costs and expenses	81.1	—	—	—	—	—	—	27.4	11.5		120.0

Operating Income	101.3	—	—	—	—	—	—	40.5	(11.5)		130.3

Income from equity investments	6.7	17.6	14.6	4.4	—	—	23.8	—	—		67.1
Dividend income from investment	0.8	—	—	—	4.4	4.4	—	—	—		9.6

Income from other investments	7.5	17.6	14.6	4.4	4.4	4.4	23.8	—	—		76.7
Interest expense, net	0.2	—	—	—	—	—	—	—	7.2	(o)	7.4

Income before income taxes	108.6	17.6	14.6	4.4	4.4	4.4	23.8	40.5	(18.7)		199.6
Income tax expense	0.2	—	—	—	—	—	—	—	—		0.2

Net income	108.4	17.6	14.6	4.4	4.4	4.4	23.8	40.5	(18.7)		199.4
Less: Predecessor income prior to the IPO	83.6	17.6	14.6	4.4	4.4	3.7	19.8	34.0	(17.0)		(165.1)

Net income subsequent to the IPO	24.8	—	—	—	—	0.7	4.0	6.5	(1.7)		34.3
Less: Net income attributable to noncontrolling interests	11.4	—	—	—	—	(3.9)	—	—	—		7.5

Net income attributable to the Partnership	$13.4	$—	$—	$—	$—	$4.6	$4.0	$6.5	$(1.7)		$26.8

General partner’s interest in net income	$0.3										$2.5
Limited partners’ interest in net income	$13.1										$24.3
Net income per Limited Partner Units – Basic and Diluted (in dollars)
Common units	$0.10										$0.16
Subordinated units	$0.10										$0.16
Weighted average Limited Partner Units outstanding – Basic and Diluted
Common units	67,475,068										84,367,376
Subordinated units	67,475,068										67,475,068

See accompanying notes to unaudited pro forma consolidated financial statements.

Shell Midstream Partners, L.P.

Unaudited Pro Forma Consolidated Statement of Operations

Year Ended December 31, 2013

	Predecessor	Auger & Lockport (a)	Shell Midstream Partners, L.P. Pro Forma
Revenue
Third parties	$45.6	$19.4	$65.0
Related parties	48.7	34.1	82.8

Total revenue	94.3	53.5	147.8
Costs and expenses
Operations and maintenance – third party	37.2	8.1	45.3
Operations and maintenance – related party	14.9	3.8	18.7
Loss (gain) from disposition of fixed assets	(20.8)	—	(20.8)
General and administrative – third party	1.1	0.2	1.3
General and administrative – related party	11.1	2.8	13.9
Depreciation and accretion	6.9	6.8	13.7
Property and other taxes	4.5	0.6	5.1

Total costs and expenses	54.9	22.3	77.2

Operating Income	39.4	31.2	70.6

Income before income taxes	39.4	31.2	70.6
Income tax expense	0.1	—	0.1

Net income	39.3	31.2	70.5

See accompanying notes to unaudited pro forma consolidated financial statements.

Shell Midstream Partners, L.P.

Unaudited Pro Forma Consolidated Statement of Operations

Year Ended December 31, 2012

	Predecessor	Auger & Lockport (a)	Shell Midstream Partners, L.P. Pro Forma
Revenue
Third parties	$56.4	$20.6	$77.0
Related parties	58.4	34.2	92.6

Total revenue	114.8	54.8	169.6
Costs and expenses
Operations and maintenance – third party	30.9	3.7	34.6
Operations and maintenance – related party	15.1	3.2	18.3
Loss (gain) from disposition of fixed assets	1.2	—	1.2
General and administrative – third party	0.4	0.2	0.6
General and administrative – related party	10.0	3.2	13.2
Depreciation and accretion	5.8	6.6	12.4
Property and other taxes	4.3	0.5	4.8

Total costs and expenses	67.7	17.4	85.1

Operating Income	47.1	37.4	84.5

Income before income taxes	47.1	37.4	84.5
Income tax expense	0.1	—	0.1

Net income	47.0	37.4	84.4

See accompanying notes to unaudited pro forma consolidated financial statements.

Shell Midstream Partners, L.P.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Pro Forma Adjustments

To enhance comparability, the 2014 results of operations of the Partnership are allocated between those attributable to the Predecessor (January 1 through November 2) and those attributable to the unitholders (November 3 through December 31). This allocation is based on estimated monthly results and a day-based allocation of the November results.

The following items related to the transaction are reflected in the adjustments below:

(a)	Reflects the acquisition of the Auger & Lockport business.

(b)	Reflects the impact to the operations of the 36.0% ownership interest in Poseidon, which is accounted for using the equity method of accounting.

(c)	Reflects the impact to operations of the additional 19.5% ownership interest in Zydeco and the additional 1.388% interest in Colonial on periods after the IPO.

(d)	Reflects an issuance of 9,200,000 common units representing limited partner interests in connection with a public offering at a price of $32.54 per unit for net proceeds of $297.3 million ($299.4 million, net of $2.1 million in offering expenses) in relation to the Auger & Lockport business.

(e)	Reflects proceeds from borrowing $37.4 million from the 364 Day Revolver and payment of related issuance cost of $0.1 million. Issuance costs are capitalized and amortized over the term. Borrowings under the 364 Day Revolver bear interest at the three-month LIBOR rate plus a margin. The weighted average interest rate used in the unaudited pro forma condensed consolidated financial statements is 1.5%. A 1/8 percentage point increase in the interest rate on the total of $458.2 million of debt related to the Post-IPO Transactions would increase our consolidated annual interest expense by approximately $0.6 million.

(f)	Reflects a net payment to SPLC of $383.9 million; which represents the gross consideration for the Auger & Lockport business of $390.0 million less the $6.1 million value of the 187,755 general partner units at $32.54 per unit our general partner received to maintain its 2.0% general partner interest

(g)	Reflects net working capital of $6.4 million retained by SPLC in connection with the contribution of Auger & Lockport to Pecten.

(h)	Reflects the elimination of our net investment in the Auger & Lockport business, and its reclassification to partners’ capital.

(i)	Reflects additional property damage and business interruption insurance for our 36.0% interest in the underlying assets of Poseidon based on premiums paid to agencies and policy terms.

(j)	Reflects additional property damage and business interruption insurance for the Auger &Lockport business based on premiums paid to agencies and policy terms.

(k)	Reflects changes in insurance as follows:

•	Additional property damage and business interruption insurance for our 28.6% interest in the underlying assets of Mars based on actual premiums paid;

•	Reduction to property damage and business interruption insurance expense for our Zydeco assets based on our actual premiums paid versus those previously allocated from SPLC; and

•	Directors and Officers insurance based on actual premium paid.

(l)	Reflects incremental general and administrative expenses resulting from being a publicly traded partnership, including costs associated with tax return and Schedule K-1 preparation and distribution, investor relations activities, registrar and transfer agent fees and director compensation.

(m)	Reflects $7.1 million for fixed fees related to general and administrative services provided by SPLC under the omnibus agreement as if we incurred those costs beginning January 1, 2014. This fixed fee represents costs in excess of costs allocated by SPLC in the Predecessor’s combined financial statements. Such fixed fee represents incremental personnel costs to be incurred such as Directors and Officers, accounting, tax, treasury and business operations necessary for our partnership that have not been incurred by our Predecessor historically.

(n)	Reflects the reversal of certain expenses incurred by SPLC and allocated to our Predecessor’s historical statement of operations pursuant to Staff Accounting Bulletin Topic 1:B:1, but not included in our operations after the formation of Zydeco whose operating agreement includes a fixed-fee based charge.

(o)	Reflects additional interest expense on the above borrowings totaling $458.2 million from our Five Year Revolver and the 364 Day Revolver.

(p)	Reflects the Partnership’s equity in earnings of Mars and Bengal as if they were acquired on January 1, 2014.

(q)	Reflects the Partnership’s dividend income from Colonial as if it were acquired on January 1, 2014.

Pro Forma Net Income Per Unit

We compute income per unit using the two-class method. Net income available to common and subordinated unitholders for purposes of the basic income per unit computation is allocated between the common and subordinated unitholders by applying the provisions of the partnership agreement as if all net income for the period had been distributed as cash. Under the two-class method, any excess of distributions declared over net income shall be allocated to the partners based on their respective sharing of income specified in the partnership agreement. For purposes of the pro forma calculation, we have assumed that distributions were declared for each common and subordinated unit equal to the minimum quarterly distribution for the period from November 3, 2014 to December 31, 2014 and for the nine months ended September 30, 2015. Pro forma basic net income per unit is determined by dividing the pro forma net income available to common and subordinated unitholders of the Partnership by the number of common and subordinated units assumed to be outstanding as a result of the initial public offering on November 3, 2014, the private placement on May 18, 2015, and the public offering associated with the Acquired Business. For purposes of this calculation, we have assumed common units and subordinated units issued in 2014, May 18, 2015, and during November 2015 to be outstanding since November 3, 2014.

Subsequent Event

On October 29, 2015, Pecten borrowed $6.0 million under a temporary line of credit with STCW at a 0.8375% interest rate. Pecten expects to repay this loan on or before November 25, 2015 and cancel this line of credit shortly thereafter.